SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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☐  Definitive Additional Materials

☐  Solicitation Material Under Rule 14a-12

Utah Medical Products, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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March 17, 2023

Dear UTMD Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders of Utah Medical Products, Inc. (UTMD).  The meeting will be held promptly at 12:00 noon (Mountain time), on Friday, May 5, 2023 at the corporate offices of UTMD, 7043 South 300 West, Midvale, Utah USA.  Please use the North Entrance.

Please note that attendance at the Annual Meeting will be limited to stockholders as of the record date (or their authorized representatives) and guests of the Company.  Proof of ownership can be a copy of the enclosed proxy card.  You may wish to refer to page one of this Proxy Statement for information about voting your proxy, including voting at the Annual Meeting.

The only proposals to be considered at the meeting are the four described below and in the accompanying document.  At the Annual Meeting, we seek the approval of UTMD stockholders in re-electing two directors, approving an incentive option plan and ratifying the selection of the same independent accounting firm.  In an advisory vote, we are also asking UTMD stockholders to support UTMD’s executive compensation program which has not changed since the last stockholders’ approval.  UTMD has always maintained an open invitation for stockholders to call management directly with questions and/or concerns, AT ANY TIME.

If you will be unable to attend the meeting, please complete your proxy and return it as soon as possible.  If you decide later to attend the meeting, you may revoke the proxy and vote in person.  In general, you have several options for obtaining UTMD’s public announcements and other disclosures including financial information, such as SEC Forms 10-K and 10-Q. You can be added to the Company email or regular mail lists by contacting Brian Koopman with your email or mailing address, by sending an instruction letter to the corporate address, by calling (801-569-4014) with instructions, or by e-mailing your contact information to info@utahmed.com.  As an alternative, you can view and print Company financial and other information directly from UTMD’s website; http://www.utahmed.com.

Thank you for your ownership in UTMD!

Sincerely

Kevin L. Cornwell

Chairman & CEO

Direct Tele No. (801) 569-4190

UTAH MEDICAL PRODUCTS, INC.

7043 South 300 West

Midvale, Utah  84047

(801) 566-1200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 5, 2023

TO THE STOCKHOLDERS OF UTAH MEDICAL PRODUCTS, INC.

The Annual Meeting of Stockholders (the “Annual Meeting”) of UTAH MEDICAL PRODUCTS, INC. (the “Company” or “UTMD”), will be held on May 5, 2023, at 12:00 noon local time, for the following purposes:

(1)To elect two directors to serve terms expiring at the 2026 Annual Meeting and until successors are elected and qualified;

(2)To approve the 2023 Employees’ and Directors’ Incentive Plan;

(3)To ratify the selection of Haynie & Company as the Company’s independent public accounting firm for the year ending December 31, 2023; and

(4)To hold an advisory vote on the Company’s executive compensation program.

UTMD’s Board of Directors recommends a vote “FOR” the nominated directors, whose backgrounds are described in the accompanying Proxy Statement, “FOR” the 2023 Incentive Plan, “FOR” ratification of Haynie & Company and in support of the Company’s executive compensation program.

Only stockholders of record at the close of business on March 3, 2023 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting.

This Proxy Statement and form of proxy are being first furnished to stockholders of the Company on approximately April 14, 2023.

THE VOTE OF EACH STOCKHOLDER AT THE ANNUAL MEETING IS IMPORTANT, AND EACH STOCKHOLDER IS ENCOURAGED TO SUBMIT ITS PROXY.

BY ORDER OF THE BOARD OF DIRECTORS

Kevin L. Cornwell, Secretary

Salt Lake City, Utah

Dated: March 17, 2023

PLEASE PROMPTLY FILL IN, SIGN, DATE AND RETURN THE ENCLOSED PROXY, WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

If your shares are held in the name of a third party brokerage firm, nominee, or other institution, only that third party can vote your shares.  In that case, please promptly contact the third party responsible for your account and give instructions how your shares should be voted.

UTAH MEDICAL PRODUCTS, INC.

PROXY STATEMENT

This Proxy Statement is furnished to stockholders of UTAH MEDICAL PRODUCTS, INC. (the “Company” or “UTMD”) in connection with the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 5, 2023 at 12:00 noon local time, and any postponement or adjournment(s) thereof.  The enclosed proxy, when properly executed and returned in a timely manner, will be voted at the Annual Meeting in accordance with the directions set forth thereon.  If the enclosed proxy is signed and timely returned without specific instructions, it will be voted at the Annual Meeting:

(1)FOR the election of Ernst G. Hoyer and James H. Beeson as directors;

(2)FOR approval of the 2023 Employees’ and Directors’ Incentive Plan

(3)FOR the ratification of Haynie & Company as the Company’s independent registered public accounting firm; and

(4)IN support of the Company’s executive compensation program.

The Board of Directors has approved proposals 1-4 and recommends that the stockholders vote in favor of those proposals. Proxies solicited by the Company will be voted FOR proposals 1-4 unless a vote against, or an abstention from, one or more of the proposals is specifically indicated on the proxy.

A proxy for the Annual Meeting is enclosed.  It is important that each stockholder complete, sign, date and return the enclosed proxy promptly, whether or not she/he plans to attend the Annual Meeting. Any stockholder who executes and delivers a proxy has the right to revoke it at any time prior to its exercise by providing the Secretary of the Company with an instrument revoking the proxy or by providing the Secretary of the Company with a duly executed proxy bearing a later date.  In addition, a stockholder may revoke her/his proxy by attending the Annual Meeting and electing to vote in person.

Proxies are being solicited by the Company.  All costs and expenses incurred in connection with the solicitation will be paid by the Company.  Proxies are being solicited by mail, but in certain circumstances, officers and directors of the Company may make further solicitation in person, by telephone, email, facsimile transmission or overnight courier.

Only holders of the 3,627,767 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”) issued and outstanding as of the close of business on March 3, 2023 (the “Record Date”), will be entitled to vote at the Annual Meeting.  Each share of Common Stock is entitled to one vote.  Holders of at least a majority of the 3,627,767 shares of Common Stock outstanding on the Record Date must be represented at the Annual Meeting to constitute a quorum for conducting business.

All properly executed and returned proxies, as well as shares represented in person at the meeting, will be counted for purposes of determining if a quorum is present, whether or not the proxies are instructed to abstain from voting or consist of broker non-votes.  Under the Utah Revised Business Corporation Act, matters other than the election of directors and certain specified extraordinary matters are approved if the number of votes cast FOR exceed the number of votes cast AGAINST. Directors are elected by a plurality of the votes cast.  Abstentions and broker non-votes are not counted for purposes of determining whether a matter has been approved or a director has been elected.

Executive officers and directors holding an aggregate of 234,738 shares, or approximately 6.5% of the issued and outstanding stock have indicated their intent to vote in favor of proposals 1-4.

PROPOSAL NO. 1.  ELECTION OF DIRECTORS

General

The Company’s Articles of Incorporation provide that the Board of Directors is divided into three classes as nearly equal in size as possible, with the term of each director being three years and until such director’s successor is elected and qualified.  One class of the Board of Directors shall be elected each year at the annual meeting of the stockholders of the Company.  The Board of Directors has nominated Mr. Ernst G. Hoyer and Dr. James H. Beeson for re-election as directors, for three-year terms expiring at the 2026 Annual Meeting.  The seats up for election are uncontested, i.e. no other nominees have been submitted.  Under UTMD’s Bylaws, the nominees will be elected by a plurality of votes cast. Since there are no other nominees, as a practical matter, one FOR vote will elect the director. However, under a policy adopted by UTMD in 2018, any nominee for the board of directors receiving less than a majority of the votes cast in an uncontested election shall submit her or his resignation to the board of directors, which shall accept or decline to accept that resignation in its sole discretion.

It is intended that votes will be cast, pursuant to authority granted by the enclosed proxy, for the election of the nominees named above as directors of the Company, except as otherwise specified in the proxy.  In the event the nominees shall be unable to serve, votes will be cast, pursuant to authority granted by the enclosed proxy, for such other persons as may be designated by the Board of Directors. The officers of the Company are elected to serve at the pleasure of the Board of Directors. The information concerning the nominees and other directors and their security holdings has been furnished by them to the Company.

Directors and Nominee

The Board of Directors’ nominee for election as directors of the Company at the Annual Meeting are Ernst G. Hoyer and James H. Beeson.  Other members of the Board of Directors were elected at the Company’s 2021 and 2022 meetings for terms of three years, and therefore are not standing for election at the current Annual Meeting.  The terms of Mr. Cornwell and Mr. Richins expire at the 2024 Annual Meeting and the term of Dr. Payne expires at the 2025 Annual Meeting. The Board of Directors has determined that Dr. Payne, Mr. Hoyer, Dr. Beeson and Mr. Richins are independent directors within the meaning of Nasdaq Stock Market Rule 5605(a)(2).  None of the directors has served on the board of another public company during the past five years. None of the directors has been a party in a legal proceeding during the past ten years related to securities, financial institutions or fraud in connection with any business entity or agency or organization, as defined in the Exchange Act that has disciplinary authority over its members. Background information appears below with respect to the incumbent directors whose terms have not expired, as well as the directors standing for re-election to the Board.

Year

FirstBusiness Experience during Past Five Years

NameAgeElected                                         and Other Information

Kevin L. Cornwell761993Chairman of UTMD since 1996. President and CEO since December 1992. Secretary since 1993.  Has served in various senior operating management positions in several technology-based companies over a 44-year time span, including as a past director on seven other company boards.  Received B.S. degree in Chemical Engineering from Stanford University, M.S. degree in Management Science from the Stanford Graduate School of Engineering, and MBA degree specializing in Finance and Operations Management from the Stanford Graduate School of Business. Among other personal and professional attributes, the board considers Mr. Cornwell’s decades of strategic and operational experience in the medical device industry and the Company’s many years of success and profitability, as well as excellent stockholder returns, under his guidance to be key reasons why he should continue as a member of the board.

Year

FirstBusiness Experience

NameAgeElected                                         and Other Information

Ernst G. Hoyer851996Retired.  Chairman of the Audit Committee and Lead Independent Director. Served fifteen years as General Manager of Petersen Precision Engineering Company, Redwood City, CA.  Previously served in engineering and general management positions for four technology-based companies over a 35-year time span.  Received B.S. degree in process engineering from the University of California, Berkeley, and MBA degree from the University of Santa Clara. Among other personal and professional attributes, the board considers Mr. Hoyer’s experience with and understanding of manufacturing operations, along with his financial and accounting expertise, to be key reasons why he should continue as a member of the board.

Barbara A. Payne761997Retired.  Served over eighteen years as corporate research scientist for a Fortune 50 firm, as an environmental scientist at a national laboratory and as a consulting environmental sociologist.  Received B.A. degree in psychology from Stanford University, M.A. degree from Cornell University, and M.A. and Ph.D. degrees in sociology from Stanford University. Among other personal and professional attributes, the board considers Dr. Payne’s experience with and understanding of scientific research, her expertise in helping develop organizational excellence and her understanding of UTMD to be key reasons why she should continue as a member of the board.

James H. Beeson812007Retired. Maternal-Fetal Medicine Physician, St. Joseph Medical Center, Houston, Texas. Professor of Maternal-Fetal Medicine at the McGovern Medical School at the University of Texas Health Science Center at Houston. Received B.S. degree in Chemistry from Indiana University, Ph.D. degree in Organic Chemistry from M.I.T., MBA from Michigan State University, and MD from the University of Chicago Pritzker School of Medicine. Served four year residency in Ob/Gyn at Chicago Lying-In Hospital, a fellowship in maternal-fetal medicine at the University of Utah and actively practiced Obstetrics and Gynecology for over 35 years. Currently licensed to practice medicine in the states of Utah, Oklahoma and Texas.  Has published numerous articles and other technical papers. Has industrial experience in product development of in vitro diagnostics at the Ames Company division of Miles Laboratory (now Bayer).  Among other personal and professional attributes, the board considers Dr. Beeson’s experience as an Ob/Gyn physician as well as his general understanding of clinical practice and healthcare delivery to be key reasons why he should continue as a member of the board.

Paul O. Richins621998Retired. Chief Administrative Officer of UTMD from 1997 to 2018.  UTMD Treasurer and Assistant Secretary from 1994 to 2018.  Received B.S. degree in finance from Weber State University, and MBA degree from Pepperdine University.  Among other personal and professional attributes, the board considers Mr. Richins’ twenty-eight years of experience within the Company and his successful tenure as Principal Financial Officer and Manager of Stockholder Relations to be key reasons he should continue as a member of the board.

Code of Ethics

The Company has adopted a Code of Ethics specifically for its Board of Directors.  The Company also has a Code of Conduct that applies to all its employees, including its named executive officers, principal financial officer and Board of Directors. The Code of Ethics and Code of Conduct are available on the Company’s website, www.utahmed.com.

Board Diversity

The Company is committed to a diverse, inclusive and equitable environment where all board members feel respected and valued regardless of gender, age, race, ethnicity, national origin, sexual orientation or identity, disability, education or any other bias.

Board Skills and Demographics Matrix

The type and degree of knowledge, skill and experience listed below may vary among members of the Board.

	Beeson	Cornwell	Hoyer	Payne	Richins
Knowledge, Skills and Experience
Board Tenure (Years)	15	29	26	25	24
Public Company Board Experience	•	•	•	•	•
Financial/Accounting	•	•	•	•	•
Risk Management	•	•	•	•	•
Governance/Ethics	•	•	•	•	•
Legal/Regulatory	•	•	•	•	•
HR/Compensation	•	•	•	•	•
Executive Experience	•	•	•	•	•
Operations Experience	•	•	•	•	•
Strategic Planning/Oversight	•	•	•	•	•
Technology	•	•	•	•	•
Mergers and Acquisitions		•	•		•
Medical Device Industry Knowledge	•	•	•	•	•
Academics	•	•	•	•	•
Demographics
Race/Ethnicity
African American
Asian/Pacific Islander
White/Caucasian	•	•	•	•	•
Hispanic/Latino
Native American
Gender
Male	•	•	•		•
Female				•

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN PERSONS

The following table furnishes information concerning the ownership of the Company’s Common Stock as of March 3, 2023, by the directors, the nominee for director, the executive officers named in the compensation tables on page 5, all directors and executive officers as a group, and those known by the Company to own beneficially more than 5% of the Company’s outstanding Common Stock as of December 31, 2022.

Name	Nature of Ownership	Number of Shares Owned	Percent
Principal Stockholders
FMR LLC	Direct	382,033	10.5%
245 Summer Street
Boston, Massachusetts 02210
T. Rowe Price Associates, Inc.	Direct	341,916	9.4%
101 East Pratt Street
Baltimore, Maryland 21201
Renaissance Technologies LLC	Direct	210,614	5.8%
800 Third Ave
New York, New York 10022 BlackRock, Inc. 55 East 52nd Street New York, NY 10055 The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	Direct Direct	205,514 167,690	5.7% 4.6%
Directors and Executive Officers
Kevin L. Cornwell (1)	Direct	188,472	5.2%
Ernst G. Hoyer (1)(2)(3)(4)	Direct	5,000	0.2%
Barbara A. Payne (2)(4)	Direct	4,838	0.1%
Paul O. Richins (2)(3)	Direct	22,311	0.6%
James H. Beeson (3)(4)	Direct	13,125	0.4%
Brian L. Koopman All executive officers and	Direct Options Total Direct	992 4,100 5,092 234,738	0.0% 0.1% 0.1% 6.5%
directors as a group (6 persons)	Options	4,100	0.1%
	Total	238,838	6.6%

(1)   Executive Committee member

(2)   Audit Committee member

(3)   Governance and Nominating Committee member

(4)   Compensation and Benefits Committee member

In the previous table, shares owned directly by directors and executive officers are owned beneficially and of record, and such record stockholder has sole voting, investment and dispositive power. Calculations of percentage of shares outstanding assumes the exercise of options to which the percentage relates.  Percentages calculated for totals assume the exercise of options comprising such totals.

Section 16(a) Beneficial Ownership Reporting Requirements

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of equity securities of the Company.  Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) requirements applicable to persons who were officers, directors and greater than 10% stockholders during the preceding fiscal year were complied with.

EXECUTIVE OFFICER COMPENSATION

The following table sets forth, for the last three fiscal years, compensation received by the Company’s Chief Executive Officer and Principal Financial Officer.  There are no other named executive officers.

2022 Summary Compensation Table Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Non-equity Incentive Plan Compen-sation ($)	All Other Compen-sation ($)	Total ($)
Kevin L. Cornwell Chairman & CEO	2022 2021 2020	84,000 156,000 78,000	-- -- --	-- -- --	360,150 330,750 241,500	7,820 7,460 7,840	451,970 494,210 327,340
Brian L. Koopman	2022	120,269	--	25,341	16,377	4,412	166,399
Principal Financial Officer	2021	113,391	--	--	15,014	3,437	131,842
	2020	111,045	--	--	8,970	3,484	123,499

Narrative disclosure to the Summary Compensation Table:

1.Option Award compensation for Mr. Koopman represents the full grant date fair value (as estimated under ASC 718) of the 1,000 share option granted to Mr. Koopman in 2022 at $82.60 per share, the market price on the day of grant.  The option vests over a four-year period.

2.Amounts included in All Other Compensation represent the aggregate total of Company 401(k) matching contributions, Company Section 125 matching contributions, and reimbursements under UTMD’s pet insurance plan to each named executive officer, all of which are benefits available to regular full-time employees.  During 2023, each named executive officer will be eligible to receive payment of eligible medical expenses under the employee Health Plan, up to $7,320 in 401(k) matching contributions, up to $500 in pet health cost reimbursements and up to $500 in Section 125 matching contributions.

3.Medical, dental and vision expenses paid under the Company’s Health Plan, which are available to regular full-time employees, are not included in the above table.

4.Non-equity Incentive Plan Compensation amounts, as described in more detail starting on page 10 under Bonuses were paid in early February of the applicable following calendar year, representing Management Bonuses earned during the fiscal year reported.

2022 Grants of Equity Incentive Plan-Based Awards

The Company’s only equity incentive plan is its 2013 Employees’ and Directors’ Incentive Plan, under which 20,600 option shares were awarded in 2022 to 40 employees including Mr. Koopman.

2022 Grants of Non-Equity Incentive Plan-Based Awards

Named Executive Officers participated in the Profit-Sharing Management Bonus (MB) Plan, which is generally available to all employees, with a few exceptions due to leaves of absence or disciplinary procedures. The structure of the performance-based MB Plan is described in the following Compensation Discussion and Analysis. The 2022 awards under the MB Plan to the named executive officers were recommended by the Compensation and Benefits Committee in early 2023, after the independent audit of financial results had been concluded.  The awards were subsequently approved by the Board of Directors. During 2022 and in early 2023, all UTMD employees including employees of UTMD subsidiaries, except for part-time employees, received special bonuses and/or profit-sharing bonuses based on 2022 performance.  The structure of the MB Plan remains the same for 2023.

Additional disclosure regarding executive and employee compensation

The Compensation and Benefits Committee (“Compensation Committee”) establishes the criteria, and directs the implementation, of all compensation program elements for the CEO.  The CEO’s base salary is set early in each calendar year by the Board of Directors after review of the recommendation of the Compensation Committee.  Mr. Cornwell’s base salary for 2023 was set at $156,000, the same as in 2022 and 2021.  Mr. Cornwell contributed a portion of his approved base salary in 2022 to help fund cost-of-living increases for other employees. The annual MB paid to Mr. Cornwell in early 2023 for 2022 performance represented 80% of his total 2022 compensation.  Mr. Cornwell’s 2022 MB was 9% higher than in 2021, the same as the base value for all employees set by the Compensation Committee as a result of the Company’s consolidated Earnings Before Tax (and MB accrual) in 2022 which were 8% higher than in 2021.

Beginning in 2006, although the mechanism for the MB Plan remains unchanged, in order to compensate for the decrease in the number of option shares granted employees (as the result of the requirement to expense the estimated “value” of options), the Compensation Committee added, except for the CEO, an additional MB inflating factor ranging each year from 7-15%.

The bonus inflating factor in 2021 was 10%. No options were awarded in 2021.  In 2022, the inflating factor was also 10% except that the Compensation Committee reduced the inflating factor to zero for employees who received 2022 options. Because of the impact of a higher stock price on the Black-Scholes model for calculating option expense, UTMD’s option expense was higher again in 2022. Consequently, the Compensation Committee retained the 10% inflating factor for 2022 rather than returning to the 15% factor in 2019. As a result of the combination of the higher MB base value and the 10% inflating factor for 2022, the increase in MB for employees generally ranged from minus 1% (for those who had received 2022 options) to 9% relative to 2021. As in prior years, Mr. Cornwell’s MB was consistent with other participants in the MB Plan, with the exception that he does not participate in the bonus inflating factor.

The compensation of employees other than the CEO, including other named executive officer(s), is administered by the CEO under the review and ratification of the Compensation and Benefits Committee comprised of the independent directors. For all other employees, in collaboration with the other executive officer(s), the CEO develops compensation policies, plans and programs that are intended to meet the objectives of the Company’s overall compensation program. The Compensation and Benefits Committee annually reviews and approves the elements of the compensation program recommended by the CEO. In addition, the committee periodically reviews any proposed changes within a calendar year.

Employment Agreements, Termination of Employment, and Change in Control.

Except for Mr. Cornwell, the Company has no employment agreements in the United States.  In Ireland and Canada, UTMD is subject to providing certain statutory advance notice and severance benefits to its employees in the event of redundancy termination.  In the United Kingdom (UK) and Australia (AUS), Femcare has an employment agreement with each of its employees that typically includes a three month termination notice or pay in lieu of notice.

In May 1998, the Company entered into an agreement with the CEO to provide a long-term incentive to increase stockholder value.  Per the agreement, the Company is required to pay Mr. Cornwell additional compensation in the event his employment is terminated as a result of a change in control at the election of the Company or by the mutual agreement of Mr. Cornwell and the Company.  Under the agreement, the additional compensation that the Company is required to pay Mr. Cornwell is equal to his last three years’ salary and bonuses. Based on salary plus bonuses for the three years of 2020-2022, the additional compensation would be $1,250,400.

In the event of a change in control, the Company will also pay Mr. Cornwell incentive compensation under the agreement equal to about 1.8% of the enterprise value paid by an acquiring entity that exceeds $14.00 per share. For example, at the $100.53 per share closing price at the end of 2022, the amount of incentive compensation in the event of an acquisition of UTMD would be $6,489,750.  At the time of the execution of the agreement, the value per UTMD share was $7.75.

Except for statutory notice, or payment in lieu provisions in UK employee contracts, UTMD’s CEO is the only employee with a formal termination benefit agreement, which was last modified in 1998. The Board of Directors does not anticipate the need for any other agreements for the indefinite future.  In the absence of any practical requirement, UTMD has no general policies regarding termination benefits other than compliance with employment regulations.

The Company is also required to pay all optionees under employee and outside director’s option plans, the appreciation of stock value for awarded options above the option exercise price (“in the money”) in the event of a change of control of the Company.  The number of options outstanding as of December 31, 2022, was 67,433 at an average exercise price of $68.416/ share.  At the year-end 2022 per share closing price of $100.53, the amount of change of control pay due all optionees would be $2,165,543.

Outstanding Equity Awards at 2022 Fiscal Year End

Named Executive Officer	Option Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date
	Exercisable	Unexercisable
Brian L. Koopman	1,100 1,375 0	0 625 1,000	74.64 77.05 82.60	12/24/2028 3/20/2030 10/10/2032

2022 Option Exercises

Mr. Koopman exercised 500 option shares in 2022, with 366 shares immediately being retired as a result of trading the shares in payment of the exercise price of the options.

2022 Pension Benefits

The Company does not provide a defined benefit pension plan to any employee.

2022 Nonqualified Deferred Compensation

The Company does not provide nonqualified deferred compensation to any employee.

2022 Outside Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
James Beeson	28,000	--	--	--	28,000
Ernst Hoyer	36,000	--	--	--	36,000
Barbara Payne	28,000	--	--	--	28,000
Paul Richins	28,000				28,000

Directors of UTMD and/or its corporate subsidiaries who are also employees do not receive a separate director’s fee.

Narrative disclosure to the Outside Director Compensation Table:

In 2023, the outside director compensation will be $29,400.  In addition, the Audit Committee Chairman will receive an additional $4,200, and the outside director serving on the Executive Committee will receive $4,200.

1.

In 2022, Mr. Hoyer received $4,000 for participating as a member of the Executive Committee, $4,000 as Chairman of the Audit Committee and $28,000 as the base annual outside director’s fee.  In 2023, Mr. Hoyer’s total fees will be $37,800 for the same assignments.

2.	Dr. Beeson received the $28,000 base annual outside director’s fee in 2022, which will be $29,400 in 2023.
3.	Dr. Payne received the $28,000 base annual outside director’s fee in 2022, which will be $29,400 in 2023.
4.	Mr. Richins received the $28,000 base annual outside director’s fee in 2022, which will be $29,400 in 2023.

At the 2003 Annual Meeting, stockholders approved the 2003 Employees’ and Directors’ Incentive Plan, under which up to 1.2 million shares could have been granted over the ten-year life of the plan. The Board of Directors did not approve an award of outside director options in the three preceding years 2000-2002, or in the ensuing years of 2004-2019, except for a 10,000 share award to Dr. Beeson upon joining the board in 2007 and an ensuing 10,000 share award to Dr. Beeson in 2008.  The 2003 Plan expired in February 2013.

At the 2013 Annual Meeting, stockholders approved the 2013 Employees’ and Directors’ Incentive Plan, under which up to 600,000 shares may be granted over the ten-year life of the plan.  No options have been granted to outside Directors under the 2013 Plan. In 2014, prior to his retirement as a UTMD employee in 2018, Mr. Richins received a stock option award under which no shares remain unexercised as of December 31, 2022.

CEO PAY RATIO DISCLOSURE

The median annual total compensation of all employees of the Company in 2022, other than Mr. Cornwell, was approximately $37,500.  Mr. Cornwell’s total annual compensation in 2022 was $451,970. The ratio of these two amounts is 1:12.

To identify the median employee, UTMD compared annual pay, as of December 31, 2022, for all of its employees excluding the CEO, wherever they reside in the world. In addition to the United States, the Company has employees in the United Kingdom, Ireland, Australia and Canada. Employee pay rates in foreign currencies were converted to U.S. Dollars using exchange rates on December 31, 2022.  The median annual pay was identified and that employee’s total annual compensation in 2022 was subsequently calculated using the same methodology as that used for calculating Mr. Cornwell’s compensation as shown in the 2022 Summary Compensation table.

DISCLOSURE RESPECTING THE COMPANY’S EQUITY COMPENSATION PLANS

The following table summarizes, as of the end of the most recent fiscal year, compensation plans, including individual compensation arrangements, under which equity securities of the Company are authorized for issuance, aggregated for all compensation plans previously approved by stockholders and for all plans not previously approved by stockholders:

Plan Category	Number of Securities To Be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	67,433	$73.66	441,600
Equity compensation plans not approved by security holders	-	(Not applicable)	-
Total	67,433	$73.66	441,600

Additional disclosure regarding dilution from equity awards:

In 2013, stockholders approved a new ten-year incentive stock option plan for employees and directors.  The Company currently has no other equity award programs.  The dilutive impact to stockholders of stock option awards under the 2013 plan is provided in the following table.

	2020	2021	2022
Option shares available for award per stockholder approved option plan (beginning of year)	382,900	407,200	459,451
Option shares allocated by the Board of Directors	40,000	40,000	40,000
Total option shares awarded	26,300	0	20,600

	2020	2021	2022
Total unexercised awarded option shares (end of year)	69,036	51,858	67,433
Weighted-average unexercised option exercise price	$ 67.23	$ 69.24	$ 73.66
Closing market price of UTMD stock per share (end of year)	$ 84.30	$100.00	$ 100.53
(A) Dilution from options (shares)	14,018	12,606	5,934
(B) Weighted average shares outstanding	3,657,974	3,647,208	3,637,322
Total diluted shares outstanding (A+B), used for EPS calculation	3,671,993	3,659,814	3,643,256

COMPENSATION DISCUSSION AND ANALYSIS

General

Under the supervision of the Compensation and Benefits Committee, UTMD has developed and implemented compensation policies, plans and programs that seek to enhance the long-term profitability, EPS growth and return on stockholders’ equity (ROE) of the Company, and thus stockholder value, by aligning closely the financial interests of the Company’s senior management and other key employees with those of its stockholders.  A long-term key financial objective is a 15% annually compounded rate of increase in EPS and average ROE prior to payment of cash dividends.  As of the end of 2022, the Company has actually achieved a 14% annually compounded rate of increase in EPS and an average annual ROE (prior to payment of stockholder dividends) of 26% over the thirty-six years since 1986, UTMD’s first year of profitability since becoming a publicly-traded company.

At the beginning of each year, the Board of Directors approves an operating plan which sets the standard for the Company’s financial and nonfinancial performance.  The performance each year may vary according to global economic conditions, government restrictions on medical procedures, competitive environment, life cycle of products, new product development, manufacturing costs and other factors. The Compensation and Benefits Committee then approves compensation criteria set in relation to the Company’s annual operating plan which includes numerous income statement, balance sheet and cash flow measures, in addition to nonfinancial objectives established for each employee participating in the annual MB program.

The Company applies a consistent philosophy to compensation for all employees, including senior management.  The philosophy is based on the premise that the achievements of the Company result from the coordinated efforts of all individual employees working toward common objectives.  The Company strives to achieve those objectives through teamwork that is focused on meeting the needs and expectations of customers and stockholders.

The Company believes that its compensation policies, in particular its profit-sharing MB program and employee stock option awards, align employee compensation with stockholder interest in creating longer term stockholder value and consistent profitability.  There are no compensation programs or policies that create risks that are reasonably likely to have a material adverse effect on the Company.

There are seven basic objectives for the Company’s compensation program:

(1)Pay for Performance.  The basic philosophy is that rewards are provided for the long-term value of individual contribution and performance to the Company.  Rewards are both recurring (e.g., base salary) and non-recurring (e.g., bonuses), and both financial and non-financial (e.g., recognition and time off).

(2)Provide for Fairness and Consistency in the Administration of Pay.  Compensation is based on the value of the job, what each individual brings to the job, and how well each individual performs on the job, consistently applied across all functions and subsidiaries of the Company.

(3)Pay Competitively.  The Company believes it needs to attract and retain the best people in the industry in order to achieve one of the best performance records in the industry.  In doing so, the Company needs to be perceived as rewarding well, where competitive compensation includes the total package of base pay, bonuses, awards and other benefits.

(4)Conduct an Effective Performance Review Process.  The Company believes it needs to encourage individual employee growth and candidly review each individual’s performance in a timely way.  This feedback process is bilateral, providing management with an evaluation of the Company through the eyes of its employees.

(5)Effectively Plan and Administer the Compensation Program.  Expenditures for employee compensation must be managed to what the Company can afford and in a way that meets management goals for overall performance and return on stockholder equity.

(6)Communicate Effectively.  The Company believes that an effective communication process must be employed to assure that its employees understand how compensation objectives are being administered and met.

(7)Meet All Legal Requirements.  The compensation program must conform to all statutory employment laws and rules.

The Company uses essentially five vehicles in its compensation program.

(1)Salary.  UTMD sets base salaries by reviewing the aggregate of base salary and annual MB for competitive positions in the market.  The CEO’s base salary is set early in each calendar year by the Board of Directors.  Because UTMD is a small company where responsibilities are fluid and cross functional lines, there may not be a one for one comparison with other companies’ job positions.  Based on the knowledge and experience of members of senior management and the Compensation and Benefits Committee, base salaries are fixed at levels somewhat below the competitive amounts paid to management with comparable qualifications, experience and responsibilities at other similarly profitable companies engaged in the same or similar businesses.  Then, annual bonuses and longer-term incentive compensation are more highly leveraged and tied closely to the Company’s success in achieving significant financial and non-financial goals.

(2)Bonuses.  UTMD’s Profit-Sharing Management Bonus Plan (MB), which funds annual profit-sharing bonuses, along with other contemporaneous incentives during the year, is generated out of a pretax/prebonus profit-sharing pool accrued throughout the year, and finalized, where the annual MB portion is concerned, after the year-end independent financial audit has been completed.  Prior to 2006, the Board of Directors had approved an accrual guideline of 4% of pretax, prebonus earnings, plus 10% of pretax, prebonus earnings improvements over the prior year’s results, as an allocation for the plan.  For example, if the Company achieved 20% growth in pretax/prebonus accrual earnings, the MB Plan would accrue 6% of pretax, prebonus earnings during the applicable year into a “pool.”  The pool would then be distributed after the completed independent audit, after recommendation of the Compensation and Benefits Committee and approval by the Board of Directors. Beginning in 2006, although the mechanism for the MB Plan remains unchanged, in order to compensate for the decrease in the number of option shares granted key employees (as the result of the requirement to expense the estimated “value” of options), the Board of Directors increased the base percent of the annual Management Bonus accrual formula from 4% to 5% of pretax/prebonus profits, and, excluding the CEO, added an additional bonus inflating factor ranging from 7-15%.

Although all of UTMD’s employees are eligible to participate in the MB, the year-end bonus is administered beginning with the first level of supervision and professional management, and including certain non-management specialists and technical people, together with all employee sales representatives, by the measurement of success relative to written objectives established at the beginning of each year.  At the beginning of the year, those plan participants were generally awarded participation units in the bonus plan, proportional to base salary and responsibility, based on senior management’s determination of the relative contribution expected from each person toward attaining Company goals.  Each individual’s performance objectives, derived as the applicable contribution needed from that key employee to achieve the Company’s overall business plan for the year, are available for review as needed by the Committee.  As part of the planning process, each applicable employee develops a set of measurable and dated objectives for the ensuing year.  Achieving the Company’s operating plan sets an expected value per bonus unit.  After the end of the year, each individual participant’s contribution to the Company’s performance is assessed by senior management in order to determine an additional allocation of units for individual contributions, with the accomplishment of the beginning of year objectives as the key component.  In 2022 and 2021, all employees of the Company worldwide participated in the distribution of $759,310 and $732,290 respectively in bonuses funded by the MB plan, including payroll taxes.

The Company makes occasional cash awards, in amounts determined on an individual basis, to employees who make extraordinary contributions to the performance of the Company at any time during the year.  These contemporaneous payments are made as frequently as possible to recognize excellent accomplishments when they occur.  The awards are funded from the accrued MB plan described above, and therefore do not otherwise impact the Company’s financial performance. Senior management is not eligible for these awards.

3)Employee Stock Options.  The Compensation and Benefits Committee believes that its awards of stock options have successfully focused the Company’s management personnel on building profitability and stockholder value.  The Board of Directors considers this policy highly contributory to growth in future stockholder value.  The number of options awarded reflects the judgment of the Board of the number of options sufficient to constitute a material, recognizable benefit to recipients. No explicit formula criteria are utilized, other than minimizing dilution to stockholder interests and the impact on earnings per share for option expense.  When taken together with UTMD’s share repurchase program, the net result of the option program over the last thirty years has been awarding option shares to employees at a higher price, and in substantially smaller amounts, than shares actually repurchased in the open market.

At the 2003 Annual Meeting, stockholders approved the 2003 Employees’ and Directors’ Incentive Plan, under which up to 1.2 million shares could have been granted over the ten-year life of the plan.  Only 182,600 option shares were actually exercised (15% of the approved number) because the Board of Directors was prudent with its grants. During the same ten-year period, UTMD repurchased 1,516,491 of its shares.

At the 2013 Annual Meeting, stockholders approved the 2013 Employees’ and Directors’ Incentive Plan, under which up to 600,000 shares could have been granted over the ten-year life of the plan.  The plan expired on February 15, 2023. No options under the 2013 Plan were awarded in 2023 before expiration of the plan. During the ten-year life of the 2013 Plan, 108,385 (uncancelled) option shares were granted to employees (18% of the approved number), representing the maximum dilution. As of December 31, 2022, 73,656 unexercised option shares were outstanding under the 2013 Plan.  During that same ten-year period, UTMD repurchased 222,312 of its shares in the open market.

In summary, UTMD has cumulatively repurchased more than six times as many shares at a lower price per share than it has “sold” in the form of employee option awards under the 2003 and 2013 plans. In combination with share repurchases, the option plan has not been dilutive to stockholders while providing a substantial incentive to employees responsible for creating shareholder returns. The Board of Directors is seeking stockholder approval of a new plan at the 2023 Annual Meeting under which up to 440,000 shares can be granted over the ten-year life of the plan.  (Please see Proposal No. 2 in this proxy statement.)

If stockholders approve a new 2023 plan, consistent with past practice after the conclusion of the annual independent audit and public announcement of financial results, the Board of Directors will allocate an annual number of shares for employee options at its next regularly scheduled Board meeting.  Allocated shares are usually reserved for awards later in the year to employees, including new or key employees with increased responsibilities. The Compensation and Benefits Committee approves all awards, and the closing price on the date of the approval is the exercise price of the option shares.  According to policy, awards are not made in advance of material news events, or when material non-public information is known.

No option awards were granted in 2021. In October 2022, option awards were granted to 40 U.S., Ireland, and UK employees to purchase a total of 20,600 shares at an exercise price of $82.60 per share. Two hundred (200) of the 2022 awarded shares have been cancelled as of December 31, 2022.

Under the past expired plans and proposed new plan, employee options vest over a four-year period, with a ten-year exercise period as long as the employee remains employed.  Management expects to recommend additional options be awarded on an annual basis to the Company’s key employees based on its belief that sharing ownership of the Company with those who help create its success is the best way to assure growth in stockholder value.  UTMD stockholder value in terms of share price, which ended 2022 at $100.53, plus cash dividends paid to stockholders, grew 1,741% (an annually compounded growth rate of 12.9%) over the last 24 years to the end of 2022.

(4)Retirement Plans.  The Company has sponsored a 401(k) retirement plan for U.S. employees since 1985, a contributory retirement plan for Irish employees since 1998, a contributory retirement plan for Femcare UK employees since 2011, a contributory retirement plan for Femcare Australia employees since 2013, and a contributory retirement plan for Femcare Canada employees since 2017. In addition to meeting statutory requirements, the Compensation and Benefits Committee believes that a continuance of the retirement plans is consistent with ensuring a stable employment base by helping to provide Company employees with a vehicle to build long-term financial security. In 2022, the Company contributed and paid administrative costs at a total expense, including all of its subsidiaries, of $167,700.   In 2021, the Company contributed and paid administrative costs at a total expense, including all of its subsidiaries, of $179,600.  For 2023, the Board of Directors has approved continuing the retirement plan contributions on the same basis as in 2022 and 2021.

(5)Group Benefit Plans.  In the U.S., the Company provides group medical, dental and life insurance benefit plans for its employees.  For U.S. employees, the health benefits plan is consistent with self-funded group plans offered by other companies.  The portion of the monthly premium cost is paid by U.S. plan participants on a graduated scale so that higher paid employees pay a higher premium.  In Ireland, the UK, Canada and Australia, employees do not pay premiums, and are provided medical and life coverages consistent with benefits provided to employees of similar companies.

Structure for Executive Officer Compensation

The structure and activities of the Compensation and Benefits Committee meet the requirements of SEC Rule 10C-1, as mandated by Section 952 of the Dodd-Frank Act.  Regarding Item 407(e)(3) of Regulation S-K, in 2022 the Committee did not retain or obtain the advice of a compensation consultant.

Utilizing the compensation objectives and vehicles outlined previously, the Compensation and Benefits Committee, comprised of three independent outside directors, establishes the annual base salary for the CEO.  All other employees’ salaries are set by the CEO and reviewed by the Committee for consistency with the Company’s compensation objectives.  The Committee periodically uses surveys of similar companies selected from among the companies with which UTMD’s stock is compared in the Stock Performance Chart, based on variations in industry type, geographic location, size, and profitability as the Committee deems appropriate.  Base salary is fixed at a level somewhat below the competitive amounts paid to executive officers with comparable qualifications, experience and responsibilities at other similarly sized companies engaged in the same or similar businesses.  The annual MB and long-term incentive compensation in the form of stock options were more highly leveraged and tied closely to the Company’s success in achieving significant financial and non-financial goals.  (See graph on page 14 that compares changes in executive compensation to changes in stockholder return, earnings per share and market capitalization.)

The annual MB for the named executive officers is awarded using the same basis as all employees included in the annual profit-sharing MB Plan, except a bonus inflating factor related to stock option awards is not included for the CEO. The goals for executive officers include financial and non-financial goals.  Financial goals include net sales, gross profit margin, operating margin, EBITDA, EBT, after-tax profits, return on equity and earnings per share.  Non-financial goals include continuing the development of a talented and motivated team of employees, conceiving and implementing programs to maintain competitive advantages and to achieve consistent earnings per share growth, reacting to competitive challenges, developing business initiatives to further support critical mass in a consolidating marketplace, promoting the Company’s participation in socially responsible programs, protecting intellectual property rights, maintaining compliance with regulatory requirements, achieving a high regard for the integrity of the Company and its management, and minimizing issues that represent significant business risk factors such as overly burdensome administrative programs and product liability exposure.  In both 2022 and 2021, UTMD exceeded its beginning of year financial objectives.  For 2022, based primarily on the Company’s 8.1% higher pretax/pre-MB EBT, the CEO’s annual management bonus was 8.9% higher than in 2021 (including the 10% growth kicker).  Because of the bonus inflating factor, for which the CEO does not participate, varying subsidiary contributions and individual performance adjustments, 2022 bonuses for the same level of responsibility and contribution of employees ranged between (1%) and 40% higher than in 2021.

The Committee intends that stock options serve as an important component of executive officers’ total compensation in order to retain critical efforts on behalf of the Company and to focus efforts on enhancing stockholder value.  The Committee believes that past option awards have successfully provided this incentive.  An option for 50,000 shares was awarded the CEO in January 2004, at an exercise price of $25.59 per share.  Except for the January 2004 award, no CEO options were awarded during the last twenty-four years. During the last three years, stock options were awarded to UTMD’s other NEO, Brian Koopman, as follows: 1,000 shares at an exercise price of $82.60 in October 2022, and 2,000 shares at an exercise price of $77.05 in April 2020.

The following table sets forth the adjustments made during each year represented in the following Pay Versus Performance (PVP) Table on page 14 per SEC Rules on December 14, 2022:

Adjustments to obtain NEO Compensation “Actually Paid” for non-CEO NEO	2022	2021
Deductions for Amounts Reported under the Option Awards in the Summary Compensation Table (page 6)	$ (25,341)	0
Increase in Fair Value of Awards Granted during each year that remain unvested at year-end	37,385	0
Increase (deduction) for change in Fair Value from prior year-end to current year-end of Awards Granted prior to each year that were outstanding and unvested at year-end	(793)	14,658

Increase (deduction) for change in Fair Value from prior year-end to vesting date of Awards Granted prior to year that vested during the applicable year	(7,477)	2,940
Total Adjustment to Compensation:	$3,774	$17,598

PVP Table:

Year	Summary Compensation Table (page 6) – CEO Total	Compensation “Actually Paid” to CEO	Summary Compensation Table (page 6) – non-CEO NEO Total	Compensation “Actually Paid” to non-CEO NEO	Value of Initial Fixed $100 Investment on 12-31-20 Based on Stockholder Returns	UTMD Net Income (in thousands)
2022	$451,970	$451,970	$166,399	$170,173	$120.07	$16,473
2021	$494,210	$494,210	$131,842	$149,440	$118.39	$14,788

The following chart compares 5 years of annual changes in total executive compensation with changes in non-GAAP earnings per share, stockholder return (year-end share price plus cash dividends paid during the applicable year) and UTMD market cap based on number of outstanding shares and stock price at year-end:

Changes in Executive Compensation Compared to Stock Value Indicators
2018
2019
2020
2021
2022
40%
30%
20%
10%
0%
-10%
-20%
-30%
-40%
Shareholder return
Executive compensation
Earnings per share
Market capitalization

Compensation and Benefits Committee Interlocks and Insider Participation

The members of the Compensation and Benefits Committee are Ernst G. Hoyer, Barbara A. Payne and James H. Beeson.  No member of the committee is a present or former officer of the Company or any subsidiary.  There are no interlocks.  No member of the Committee, his or her family, or his or her affiliate was a party to any material transactions with the Company or any subsidiary since the beginning of the last completed fiscal year.  No executive officer of the Company serves as an executive officer, director or member of a compensation committee of any other entity, an executive officer or director of which is a member of the Compensation and Benefits Committee of UTMD.

Third Party Payments for Board Service

None of UTMD’s board members has received payments from, or has any agreement or arrangement with, third parties related to his or her service on the UTMD Board.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

BOARD OF DIRECTORS AND BOARD COMMITTEE REPORTS

Director Independence

UTMD’s Board of Directors has determined that all four outside directors constituting 80% of its Board of Directors are independent, as that term is defined in Nasdaq Stock Market Rule 5605(a)(2), which satisfies the independence requirement of Nasdaq Stock Market Rule 5605(b)(1).  The Board of Directors was not aware of any transactions, relationships or arrangements to be considered in determining that Dr. Payne, Mr. Hoyer, Dr. Beeson and Mr. Richins were independent under the Nasdaq Stock Market Rules.

Board Leadership

The roles of CEO and Chairman are held by Mr. Cornwell.  Because of Mr. Cornwell’s training and experience in the organization of functions of a Board of Directors, his successful tenure on the board since 1993 and the small size of the Company’s board membership, the Board of Directors believes this structure is most appropriate at this time. Mr. Hoyer serves as the lead director of the outside directors because of his tenure as the longest serving independent outside director and his roles as Chairman of the Audit Committee and outside director representative on the Executive Committee.  As the lead outside director, Mr. Hoyer coordinates independent meetings of the outside directors, and assimilates outside director questions and company management responses.

Risk Oversight

The Board of Directors takes a key role in overseeing the Company’s risks.  The board receives frequent timely reports of the Company’s financial performance, changes in and composition of balance sheet accounts, quality assurance program effectiveness, product liability risks and status of relationships with all business constituencies including customers, employees, suppliers and government entities.  The board reviews and authorizes all material contracts in which the Company enters, including banking relationships. The Governance and Nominating Committee receives regular reports on UTMD’s compliance with securities laws and communications with the SEC and stockholders.  The Audit Committee has established an independent whistleblower hot line to encourage early and anonymous reporting of accounting irregularities or other violations of UTMD’s codes of ethics directly to the Audit Committee Chairman.  The Board of Directors routinely reviews litigation threats, regulatory compliance, product/market strategies and operational activities of the Company.

Board Committees and Meetings

The Board of Directors held three formal meetings during 2022, and one meeting to date in 2023.  The independent directors also met informally with the CEO during the year. All of the directors attended all applicable meetings during their respective incumbencies. The independent outside directors also met without executive management four times during 2022, and once to date in 2023.

The Company has Executive, Audit, Governance and Nominating and Compensation and Benefits Committees.  The current members of the Company’s committees are identified in the preceding Security Ownership table.  The written committee charters, composition, schedule of meetings and attendance are available for public review at www.utahmed.com/corporate-governance.html.

During 2022 and to-date in 2023, the Executive Committee has held at least one informal meeting per month. Any formal actions taken on of behalf of the Board of Directors by the Executive Committee were subsequently presented to the full board for ratification.

The Audit Committee formally met four times during 2022 and once to date in 2023 to review the quarterly financial reports, periodic independent accounting reviews and financial and internal control audits by UTMD’s independent audit firms.  The Audit Committee selects the Company’s independent accountants, approves the scope of audit and related fees and reviews financial reports, audit results, internal accounting procedures, internal controls and other programs to comply with applicable requirements relating to financial accountability. The Audit Committee Chairman on behalf of the Audit Committee reviewed and approved independent auditors for the UK, Ireland, Canada and Australia subsidiaries’ financial audits and tax returns.

The Governance and Nominating Committee met formally three times during 2022, and once to date in 2023.  The Governance and Nominating Committee takes the lead in developing and implementing policies that are intended to ensure that the Board of Directors will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its stockholders, identify individuals qualified to become members of the Board of Directors, and develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company.  During its meetings, after receiving the Company’s routine compliance reports, the Governance and Nominating Committee reviewed compliance by UTMD and its personnel, including executive officers and directors, with applicable regulatory requirements as well as the Company’s own compliance policies, and compared its established policies and procedures for compliance with current applicable laws and regulations, under the guidance of corporate counsel, as needed.

The Governance and Nominating Committee will consider nominees recommended by stockholders.  In accordance with the Company’s Bylaws, stockholders’ nominations for election as directors must be submitted in writing to the Company at its principal offices not less than 30 days prior to the Annual Meeting at which the election is to be held (or if less than 40 days’ notice of the date of the Annual Meeting is given or made to stockholders, not later than the tenth day following the date on which the notice of the Annual Meeting was mailed).

When considering candidates for directors, the Governance and Nominating Committee takes into account a number of factors, including the following:

•judgment, skill, integrity and reputation;

•whether the candidate has relevant business experience;

•whether the candidate has achieved a high level of professional accomplishment;

•independence from management under both Nasdaq and Securities and Exchange Commission definitions;

•existing commitments to other businesses;

•potential conflicts of interest with other pursuits;

•corporate governance background and experience;

•financial and accounting background that would permit the candidate to serve effectively on the Audit Committee; and

•size, composition, and experience of the existing Board of Directors.

When considering director candidates, the committee looks for diversity in experience, education, knowledge of industry and geography that when taken in the aggregate of all directors provides a robust scope of understanding of the functional and strategic challenges that the Company faces.

The committee will consider candidates for directors suggested by stockholders using the same considerations.  Stockholders wishing to suggest a candidate for director should write to Governance and Nominating Committee, Utah Medical Products, Inc., 7043 South 300 West, Midvale, UT 84047 and include:

•a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

•the name of and contact information for the candidate;

•a statement that the candidate is willing to be considered and would serve as a director if elected;

•a statement of the candidate’s business and educational experience preferably in the form of a resume or curriculum vitae;

•information regarding each of the factors identified above, other than facts regarding the existing Board of Directors, that would enable the committee to evaluate the candidate;

•a statement detailing any relationship between the candidate and any customer, supplier, or competitor of the Company;

•detailed information about any relationship or understanding between the stockholder and the proposed candidate; and

•confirmation of the candidate’s willingness to sign the Company’s code of ethics and other restrictive covenants, and abide by all applicable laws and regulations.

Before nominating a sitting director for reelection at an annual meeting, the committee will consider:

•the director’s performance on the Board of Directors and attendance at Board of Directors’ meetings; and

•whether the director’s reelection would be consistent with the Company’s governance guidelines and ability to meet all applicable corporate governance requirements.

When seeking candidates for director, the committee may solicit suggestions from incumbent directors, management or others.  After conducting an initial evaluation of the candidates, the committee will interview that candidate if it believes the candidate might be suitable for a position on the Board of Directors.  The committee may also ask the candidate to meet with management.  If the committee believes the candidate would be a valuable addition to the Board of Directors, it will recommend to the full Board of Directors that candidate’s nomination.

The Compensation and Benefits Committee consulted by telephone and met formally in early 2022 and again in early 2023 to review management performance relative to objectives, recommend compensation and develop compensation strategies and alternatives throughout the Company, including those discussed in the Compensation Discussion and Analysis section of this Proxy Statement.  The deliberations culminated in recommendations ratified at the February 2022 and February 2023 Board of Directors’ meetings.  None of the members of the Compensation and Benefits Committee or executive management has engaged a compensation consultant within the past five years.

The policy of the Company is that each member of the Board of Directors is encouraged, but not required, to attend the Annual Meeting. Because of the COVID-19 pandemic, all five directors attended the 2021 Annual Meeting by telephone. All five directors attended the 2022 Annual Meeting in Midvale.

Stockholder Communications with Directors

UTMD stockholders who wish to communicate with the Board, any of its committees, or with any individual director may write to the Company at 7043 South 300 West, Midvale, UT 84047.  Such letter should confirm that it is from a UTMD stockholder.  Depending upon the subject matter, management will:

•forward the communication to the director, directors, or committee to whom it is addressed;

•attempt to handle the inquiry directly if it is a request for information about UTMD or other matter appropriately dealt with by management; or

•not forward the communication if it is primarily commercial in nature, or if it relates to an improper or irrelevant topic.

At each Board of Directors’ meeting, a member of management presents a summary of communications received since the last meeting that were not forwarded to the directors, and makes those communications available to the directors on request.

Report of the Compensation and Benefits Committee

The Compensation and Benefits Committee has reviewed and discussed the CD&A with UTMD management.  Based on that review, the Committee recommended to the Board of Directors that the CD&A be included in the Company’s annual report on Form 10-K and this Proxy Statement.  The Compensation and Benefits Committee charter is available at www.utahmed.com.

Submitted by the Compensation and Benefits Committee:Ernst G. Hoyer

Barbara A. Payne

James H. Beeson

Report of the Audit Committee

The present Audit Committee of the Board of Directors is composed of three independent outside directors, who are independent as defined in Nasdaq Stock Market Rule 5605(a)(2) and under Rule 10A-3(b)(1)

adopted pursuant to the Securities Exchange Act of 1934 and comprise a majority of the Board of Directors. The Audit Committee charter is available at www.utahmed.com.  Ernst G. Hoyer is the Board of Directors’ designated Audit Committee Chairman and Financial Expert consistent with The Sarbanes-Oxley Act of 2002.

The Audit Committee oversees the financial reporting and internal controls processes for UTMD on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed the quarterly and annual financial statements included in the Annual Report to Stockholders and reports filed with the Securities and Exchange Commission.

The Audit Committee formally met four times during 2022 and once to date in 2023 to review the quarterly financial reports and the quarterly reviews by the Company’s independent lead auditors, Haynie & Company, as well as the year 2022 annual financial audit by Haynie & Company.  The Committee also met informally as needed during the year.  In accordance with Statement on Auditing Standards No. 61, discussions were held with management and the independent auditors as needed regarding the acceptability and the quality of the accounting principles used in the reports.  These discussions included the clarity of the disclosures, the underlying estimates and assumptions used in the financial reporting and the reasonableness of the significant judgments and management decisions made in developing the financial statements.  In addition, the Audit Committee has discussed with the independent auditors their independence from the Company and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 and The Sarbanes-Oxley Act of 2002.

The Audit Committee has also met with Company management and its independent auditors and discussed issues related to the overall scope and objectives of the audits conducted, the internal controls used by the Company, the openness and honesty of management, auditor verification of information provided by management, quality control procedures used by auditors in performing the independent audit and any possible conflicts of interest. The Committee elicited recommendations for improving UTMD’s internal control procedures.

Pursuant to the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:Ernst G. Hoyer

Barbara A. Payne

Paul O. Richins

STOCK PERFORMANCE CHART

The following chart compares what an investor’s five-year cumulative total return (assuming reinvestment of dividends) would have been assuming initial $100 investments on December 31, 2017, for the Company’s Common Stock and the two indicated indices.  The Company’s Common Stock trades on the Nasdaq Global Market.

Cumulative stockholder return data respecting the Nasdaq Composite Total Return are included as the comparable broad market index.  The peer group index, ICB: 4537 Medical Supplies, is comprised of Nasdaq Stocks in the Medical Supplies subsector of medical device industry stocks traded on Nasdaq, of which UTMD belongs.

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	Dec-17	Dec-18	Dec-19	Dec-20	Dec-21	Dec-22
Utah Medical Products, Inc.	100.0	102.9	130.3	106.6	126.2	128.0
NASDAQ Composite Total Return	100.0	97.2	132.8	192.5	235.2	158.7
NASDAQ ICB: 4537 Medical Supplies	100.0	107.3	141.5	179.6	215.6	141.3

PROPOSAL NO 2. APPROVAL OF 2023 EMPLOYEES’ AND DIRECTORS’ INCENTIVE PLAN

The following summary is qualified in its entirety by the provisions of the 2023 Employees’ and Directors’ Incentive Plan (“the Plan”), a copy of which is attached to the Proxy Statement as Appendix “A.”

Background

In May 2003, UTMD’s stockholders approved an incentive stock option plan for employees and directors to purchase up to an aggregate maximum of 1,200,000 shares of Common Stock.  The plan had a ten-year life for granting options.  The ability to grant options under the 2003 plan expired February 15, 2013. During the same ten-year period, UTMD reduced its outstanding shares from 4,443,000 on January 1, 2003 to 3,711,000 on March 1, 2013.  This occurred because UTMD’s share repurchases exceeded issues of shares from option exercises.  Share repurchases have eliminated dilution from option plans, which was part of the Board’s rationale when implementing UTMD’s share repurchase program. The Board of Directors approved an average of 29,000 option shares per year awarded out of the plan approved by shareholders in 2003.  Other than 20,000 option shares granted to an outside director who joined the board in 2007, no options have been awarded to outside directors or the CEO since 1999.  (Please also see “Report of the Compensation and Option Committee” earlier in this document.)

In February 2013, stockholders approved the 2013 Employees’ and Directors’ Incentive Plan to allow granting of options and stock purchase rights up to an aggregate maximum of 600,000 shares of Common Stock to employees and directors during an ensuing 10 years. The ability to grant options under the 2013 plan expired

February 15, 2023. The Board of Directors granted an average of 13,630 option shares per year awarded out of the plan approved by shareholders in 2013.  Because of option cancellations, only 108,385 shares were exercised during the ten-year plan.  During the same ten-year period, UTMD reduced its outstanding shares from 3,711,000 on March 1, 2013 to less than 3,628,000 as of March 1, 2023.

The Board of Directors is now requesting approval of a 2023 Employees’ and Directors’ Incentive Plan to allow granting of options and stock purchase rights up to an aggregate maximum of 440,000 shares of Common Stock to employees and directors during an ensuing 10 years.

General

The Board of Directors believes that it is important that management, including outside directors, as well as other key employees have a stake in the Company as shareholders and, as a long-term goal, intends to provide the opportunity for key employees and outside directors to purchase additional Common Stock of the Company.  The Plan is intended to advance the interests of the Company by (a) attracting competent directors, executive personnel, and other employees, (b) ensuring the retention of the services of existing directors and key employees, and (c) providing incentives to all of such personnel to devote the utmost effort and skill to the advancement and betterment of the Company by permitting them to participate in the ownership of the Company and thereby permitting them to share in increases in the value of the Company that they help produce.  Options are awarded at the current market price of the stock on the day that they are awarded.  The Company has issued no options under the Plan.

Under the Plan, incentive stock options, non-statutory stock options and stock purchase rights may be granted by the administrators of the Plan to employees, including executive officers and directors, as may be determined in the best interests of the Company by the administrators of the Plan.  Under the Plan, a maximum of 100,000 shares may be sold on the exercise of options or the purchase of stock pursuant to stock purchase agreements, plus an annual increase to be added on the first day of the Company’s fiscal year beginning in 2024, equal to the lesser of 50,000 shares or 1.9% of the issued and outstanding common stock on such date.  The identification of individuals entitled to receive awards, the terms of the awards and the number of shares subject to individual awards are determined by the administrators of the Plan, in their sole discretion; provided, however, that in no event may the aggregate fair market value of shares of Common Stock for which an ISO is first exercisable in any calendar year by any eligible employee exceed $100,000 and no employee may accrue the right to purchase stock under a stock purchase right in excess of $25,000 in any calendar year.

The Plan will be administered either by the Board of Directors or by a committee (the “Committee”) to be appointed from time to time by the Board of Directors. Awards granted under the Plan may be incentive stock options (“ISOs”) as defined in the Internal Revenue Code (the “Code”), options that do not qualify as ISOs and stock purchase rights, and are awarded at specified times, or to employees of the Company who, in the opinion of the Board or the Committee, have contributed or are expected to contribute materially to the Company’s success.

The exercise price of options granted under the Plan will be based on the trading price for the Company’s Common Stock at the time of grant and, in the case of ISOs, may not be less than 100% of the fair market value of the Common Stock on the date the option is granted (110% of the fair market value in the case of 10% stockholders). Options granted under the Plan expire not later than ten years after the date of grant (five years in the case of ISOs granted to 10% stockholders). The option price may be paid by cash or, at the discretion of the Committee, by delivery of Common Stock or options already owned by the optionee (valued at their fair market value at the date of exercise), or a combination thereof.

The aggregate number of shares of Common Stock with respect to which options or stock awards may be granted under the Plan, the number of shares covered by each outstanding option and the purchase price per share shall be adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a recapitalization, reorganization, merger, consolidation, exchange of shares, stock dividend, stock split, reverse stock split or other subdivision or consolidation of shares or other increase or decrease in such shares effected without receipt by the Company of the fair market value thereof (an “Event of Dilution”), in amounts to prevent substantial dilution or enlargement of rights granted to or available for eligible participants in the Plan. In the case of an ISO, the ratio of the option price immediately after the change to the fair market value of the stock subject to the option immediately after the corporation transaction must not be more favorable to the optionee on a share-by-share basis than the ratio of the old option price to the fair market value of the stock subject to the option immediately before such transaction. All such adjustments shall be made by the Board or the Committee, whose good faith determination shall be binding absent manifest error. The Plan explicitly forbids repricing of options.

The Board of Directors of the Company may from time to time alter, amend, suspend or discontinue the Plan with respect to any shares of Common Stock as to which options or stock awards have not been granted. However, no such alteration or amendment (unless approved by UTMD stockholders) shall (a) increase (except in the event of an Event of Dilution) the maximum number of shares for which options or stock awards may be granted under the Plan either in the aggregate or to any eligible employee; (b) reduce (except in the event of an Event of Dilution) the minimum option prices that may be established under the Plan; (c) extend the period or periods during which options may be granted or exercised; (d) materially modify the requirements as to eligibility for participation in the Plan; (e) change the provisions relating to Events of Dilution; (f) reprice underwater options; or (g) materially increase the benefits accruing to eligible participants under the Plan.

A participant to whom a non-statutory option is granted will not realize income at the time of the grant. Upon exercise of the option, the excess of the fair market value of the stock on the date of exercise over the exercise price will be taxable to the optionee as ordinary income. The tax basis to the optionee for the stock acquired is the exercise price plus the amount recognized as income. The Company will be entitled to a deduction equal to the amount of the ordinary income realized by the optionee in the taxable year which includes the end of the optionee’s taxable year in which she/he realizes the ordinary income. When shares acquired pursuant to the exercise of the option are disposed of, the holder will realize additional capital gain or loss equal to the difference between the sales proceeds and her/his tax basis in the stock.

If a participant to whom an option is granted exercises her/his option by payment of the exercise price in whole or in part with previously owned Common Stock of the Company, the optionee will not realize income with respect to the number of shares received on exercise that equals the number of shares delivered by her/him. The optionee’s basis for the delivered shares will carry over to the option shares received. With regard to the number of non-statutory option shares received that exceeds the number of shares delivered, the optionee will realize ordinary income at the time of exercise; the optionee’s tax basis in these additional option shares will equal the amount of ordinary income realized plus the amount of any cash paid.

Recipients of ISOs will not be required to recognize income at the time of the grant of the options or at the time of exercise of the options as long as the stock received on exercise is held for at least two years from the date of the grant of the ISOs or one year from the date of exercise (although the difference between the fair market value of the stock and the exercise price paid at the time of exercise must be taken into account for alternative minimum tax purposes). If the stock received upon exercise of an ISO is disposed of prior to the expiration of either of such time periods, the employee will be required to recognize as ordinary income the amount by which the fair market value of the Common Stock at the time of exercise exceeds the exercise price of the ISOs.

Under the Plan, the Board of Directors can grant stock purchase rights for the purchase of Common Stock on agreed terms, payable out of employee payroll deductions or otherwise.  Stock purchase rights can be granted alone or in tandem with other awards under the Plan.  Unless the administrator determines otherwise, stock purchased under a stock purchase agreement is subject to repurchase by the Company upon the voluntary or involuntary termination of service of the recipient.  The purchase price for shares repurchased pursuant to the repurchase option shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company.  Stock purchase rights will generally be taxed in the same manner as ISOs.  Thus, the employee will not recognize income on the grant or exercise of the stock purchase right and the basis of the stock received is the purchase price.  If the employee disposes of stock acquired by a stock purchase right before the expiration of the later of two years after the granting of the stock purchase right or one year from the exercise of such right, the employee must recognize ordinary income in the year of disposition in amount equal to the difference between the stock fair market value and the exercise price.

If the employee holds the stock for the requisite holding periods, the employee must include in income at the time of sale (or death of the employee) the lesser of (a) the excess of the fair market value at the time of grant over the exercise price, or (b) the excess of the amount realized on the sale (or fair market value at time of death) over the exercise price.  Any additional gain or loss realized on the disposition will be long-term capital gain or loss.

PROPOSAL NO 3. RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee selected, and the Board of Directors ratified, the engagement of Haynie & Company as the Company’s auditor and independent registered public accounting firm for the year ended December 31, 2022.  The Audit Committee has determined to appoint Haynie & Company as the Company’s principal auditor and independent registered public accounting firm for the year ending December 31, 2023, contingent on acceptable terms of engagement including schedule and fee agreement.

If the selection of the independent registered public accounting firm is not ratified by stockholders, the Audit Committee will reconsider its selection. Even if the selection is ratified by stockholders, the Audit Committee, in its discretion, may determine to appoint a different independent lead registered public accounting firm if the Audit Committee believes that it would be in the best interest of the Company and its stockholders.

Representatives of Haynie & Company are likely to be present at the Annual Meeting, and can make a statement if they desire to do so as well as respond to stockholder questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF HAYNIE & COMPANY AS ITS PRINCIPAL INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR YEAR ENDING 2023.

Fees billed by the Principal and Other Accounting Firms

The following table shows the fees billed for the applicable prior year audits of the Company’s consolidated financial statements and for other services rendered by accountants in the years 2022 and 2021.

Lead Audit Firm	2022	2021	Other Accounting Firms	2022	2021
Audit Fees	$77,000	$89,000	Audit Fees	$ 33,346	$ 32,866
Audit-Related Fees	-	116	Audit-Related Fees	-	1,136
Tax Fees	-	-	Tax Fees	59,874	65,481
Total:	$77,000	$89,116	Total	$ 93,220	$99,483

The aggregate total of accounting fees (audit and tax) was $170,220 in 2022 compared to $188,599 in 2021.

Audit Fees.  Fees for professional services rendered for the audit of the Company’s annual financial statements, reviews of the financials included in UTMD’s quarterly reports on Form 10-Q and related regulatory reviews. The lead audit firm in both 2022 and 2021 was Haynie & Company.  The 2022 aggregated audit (and audit-related) fee total was $110,346 compared to $123,118 in 2021.

Audit-Related Fees. Fees for due diligence in connection with acquisitions and related accounting consultations, travel expenses, compliance with financing arrangements and attest services that were not required by statute or regulation.

Tax Fees.  Fees for tax filing, preparation and tax advisory services.  The 2022 aggregated tax fee total was $59,874 compared to $65,481 in 2021.  In both 2022 and 2021, independent firms prepared the tax returns and provided additional consulting required for state and federal compliance with the U.S. TCJA enacted in December 2017.

All Other Fees.  Fees for any other services not included in audit fees, audit-related fees and tax fees.

Audit Committee Policy and Approval

The engagements of UTMD auditors to perform the above-described services were made by the Audit Committee. This includes independent auditor firms other than Haynie & Company that were required for financial audits of Femcare and its subsidiaries, the completion of tax returns for foreign subsidiaries including Femcare and its subsidiaries and statutory audits of the Company’s employee benefits plans. The policy of the Audit Committee is to require that all services performed by independent auditors be pre-approved by the Audit Committee Chairman before services are performed.

Auditor Independence

The Audit Committee has considered whether the provision of the services rendered for non-audit matters is compatible with maintaining auditor independence, and concluded that auditor independence was not impaired by performing such work for the Company, where applicable.

PROPOSAL NO 4. ADVISORY VOTE ON EXECUTIVE COMPENSATION

As described in the Compensation Discussion and Analysis, UTMD seeks to develop and implement its executive compensation program to enhance the long-term financial value of the Company by closely aligning the financial interests of the Company’s senior management and other key employees with those of its stockholders.

The Board of Directors values and encourages constructive dialogue on compensation and other important governance topics with stockholders, to whom it is ultimately accountable.  The Board of Directors has determined to provide stockholders with an advisory vote on executive compensation every year, which it believes will enhance stockholder communication by providing another avenue to obtain information on stockholder views about the Company’s executive compensation program.

Although the vote is non-binding, the Board of Directors and Compensation and Benefits Committee will review the voting results and consider constructive feedback obtained through this process in making future decisions about executive compensation. Accordingly, the Board of Directors proposes that stockholders approve the following advisory resolution:

RESOLVED, that UTMD stockholders approve, on an advisory basis, the compensation paid to UTMD’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 5, 2023

This proxy statement and the 2022 Annual Report to stockholders are available at www.utahmed.com/annual-reports-proxy-materials.html.

STOCKHOLDER PROPOSALS

It is anticipated that the next Annual Meeting of Stockholders will be held during May 2024.  In accordance with SEC Rule 14a-8 and the advance notice requirements of Section 2.15 of UTMD’s Bylaws, stockholders may present proposals for inclusion in the Proxy Statement to be mailed in connection with the 2024 Annual Meeting of Stockholders of the Company, provided such proposals are received by the Company no later than December 1, 2023, and are otherwise in compliance with applicable laws and regulations and the governing provisions of the Articles of Incorporation and Bylaws of the Company.

MISCELLANEOUS

Other Business

There is no business other than that referred to in the Notice that may be considered at the Annual Meeting.

In order to assure the presence of the necessary quorum and to vote on the matters to come before the Annual Meeting, please indicate your choices on the enclosed proxy and date, sign and return it promptly in the envelope provided.  Whether or not you sign a proxy, UTMD encourages you to attend the meeting.

By Order of the Board of Directors,

UTAH MEDICAL PRODUCTS, INC.

Salt Lake City, UtahKevin L. Cornwell

March 17, 2023Chairman and CEO

Appendix A to 2023 Proxy Statement – Utah Medical Products, Inc.

UTAH MEDICAL PRODUCTS, INC.

2023 EMPLOYEES’ AND DIRECTORS’ INCENTIVE PLAN

Utah Medical Products, Inc., a Utah corporation (the “Company”), hereby adopts this “2023 Employees’ and Directors’ Incentive Plan” (the “Plan”).

1.Purpose of the Plan.  The Board has adopted this Plan with the intent, and directs that it be administered as necessary, to attract and retain the best available personnel for positions of key responsibility; to provide additional incentive to Employees and Directors, and to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Non-statutory Stock Options, as determined by the Administrator at the time of grant.  Stock Purchase Rights may also be granted under the Plan.

2.Definitions.  As used herein, the following definitions shall apply:

(a)“Administrator” means the Board or any of its Committees as shall be administering the Plan in accordance with section 4 of the Plan.

(b)“Applicable Laws” means the requirements relating to the administration of stock option plans under the corporate laws of the state in which the Company is incorporated, federal and state securities laws, the Code, the regulations and policies of any stock exchange or quotation system on which the Common Stock is listed or quoted, and the Applicable Laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are or will be granted under the Plan.

(c)“Board” means the Board of Directors of the Company.

(d)“Code” means the Internal Revenue Code of 1986, as amended.

(e)“Committee” means a committee of Directors appointed by the Board in accordance with section 4 of the Plan.

(f)“Common Stock” means the common stock of the Company.

(g)“Company” means Utah Medical Products, Inc., a Utah corporation.

(h)“Director” means a member of the Board.

(i)“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(j)“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor.  For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.  If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.  Neither service as a Director nor payment of a Director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(k)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)if the Common Stock is listed on any established stock exchange, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported by Nasdaq, The Wall Street Journal, or such other source as the Administrator deems reliable;

(ii)if the Common Stock is regularly quoted in an inter-dealer quotation medium, but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported by such inter-dealer quotation medium, The Wall Street Journal, or such other source as the Administrator deems reliable; or

(iii)in the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(m)“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(n)“Inside Director” means a Director who is an Employee.

(o)“Nonstatutory Stock Option” means an Option that does not qualify as an Incentive Stock Option.

(p)“Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant.  The Notice of Grant is part of, and subject to the terms of, the Option Agreement.

(q)“Officer” means a person who is an executive officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(r)“Option” means a stock option granted pursuant to the Plan.

(s)“Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant.  The Option Agreement is subject to the terms and conditions of the Plan.

(t)“Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

(u)“Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(v)“Outside Director” means a Director who meets the definition of both a “Non-Employee Director” (as defined in Rule 16b-3 of the Exchange Act) and “Outside Director” (as defined in Section 162(m) of the Code).

(w)“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(x)“Plan” means this 2023 Employees’ and Directors’ Incentive Plan, as the same may be amended and restated from time to time.

(y)“Restricted Stock” means Shares of Common Stock acquired pursuant to a grant of Stock Purchase Rights under section 11 of the Plan.

(z)“Restricted Stock Purchase Agreement” means a written agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a

Stock Purchase Right.  The Restricted Stock Purchase Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(aa)“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(bb)“Section 16(b)” means Section 16(b) of the Exchange Act.

(cc)“Service Provider” means an Employee or Director.

(dd)“Share” means a share of Common Stock, as adjusted in accordance with section 15 of the Plan.

(ee)“Stock Purchase Right” means the right to purchase Common Stock pursuant to section 11 of the Plan, as evidenced by a Notice of Grant.

(ff)“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.Stock Subject to the Plan.  Subject to the provisions of section 15 of the Plan, the maximum aggregate number of Shares on which Options may be granted and which may be sold on the exercise of such Options and under Restricted Stock Purchase Agreements under the Plan is 80,000 Shares, plus an annual increase to be added on the first day of the Company’s fiscal year beginning in 2024, equal to the lesser of 40,000 Shares or 1.9% of the issued and outstanding Common Stock on such date.  The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares that were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock are repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

Subject to adjustment as provided in section 19 of the Plan, the following limits shall apply respecting awards that are intended to qualify for the performance-based exception under Section 162(m) of the Code: (i) the maximum aggregate number of Shares that may be subject to Options granted in any calendar year to any one Participant shall be 40,000 Shares; and (ii) the maximum aggregate number of Shares issuable or deliverable under Stock Purchase Rights and other share-based awards granted in any calendar year to any one person shall be 40,000 Shares. The Administrator may, in its sole discretion, issue awards in excess of the above limitations that are not intended to qualify for the performance-based exception.

4.Administration of the Plan.

(a)Procedure.

(i)The Board may designate different Committees to administer the Plan with respect to different groups of Service Providers.

(ii)To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “Outside Directors” within the meaning of Section 162(m) of the Code.

(iii)To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)Other than as provided above, the Plan shall be administered by the Board or a Committee, which Committee shall be constituted to satisfy Applicable Laws.

(b)Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)to determine the Fair Market Value;

(ii)to select the Service Providers to whom Options and Stock Purchase Rights may be granted hereunder;

(iii)to determine the number of Shares of Common Stock to be covered by each Option and Stock Purchase Right granted hereunder;

(iv)to approve forms of agreement for use under the Plan;

(v)to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option or Stock Purchase Right granted hereunder.  Such terms and conditions include the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or Stock Purchase Right or the Shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(vii)to establish, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to subplans established for the purpose of satisfying applicable foreign laws;

(viii)to modify or amend each Option or Stock Purchase Right (subject to section 19(d) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(ix)to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Stock Purchase Right previously granted by the Administrator;

(x)to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary, all of which determinations and interpretations made by the Administrator shall be conclusive and binding on all Optionees, any other holders of Options, and on their legal representatives and beneficiaries;

(xi)except to the extent prohibited by or impermissible in order to obtain treatment desired by the Administrator under Applicable Law or rule, to allocate or delegate all or any portion of its powers and responsibilities to any one or more of its members or to any person(s) selected by it, subject to revocation or modification by the Administrator of such allocation or delegation; and

(xii)to make all other determinations deemed necessary or advisable for administering the Plan.

(c)Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options or Stock Purchase Rights.

5.Eligibility.  Non-statutory Stock Options and Stock Purchase Rights may be granted to Service Providers.  Incentive Stock Options may be granted only to Employees.

6.Limitations.

(a)Designation.  Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Non-statutory Stock Option.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all Plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Non-statutory Stock Options.  For purposes of this section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted.  The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)No Right of Continuing Service or Employment.  Neither the Plan nor any Option or Stock Purchase Right shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as a Service Provider with the Company, nor shall they interfere in any way with the Optionee’s right or the Company’s right to terminate such relationship at any time, with or without cause.

7.Term of Plan.  Subject to section 23 of the Plan, the Plan shall become effective upon its adoption by the Board.  It shall continue in effect for a term of 10 years unless terminated earlier under section 19 of the Plan.

8.Term of Option.  The term of each Option shall be stated in the Option Agreement.  In the case of an Incentive Stock Option, the term shall be 10 years from the date of grant or such shorter term as may be provided in the Option Agreement.  Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five years from the date of grant or such shorter term as may be provided in the Option Agreement.

9.Option Exercise Price and Consideration.

(a)Exercise Price.  The per Share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator and specified in the Option Agreement, subject to the following:

(i)In the case of an Incentive Stock Option:

(1)granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(2)granted to any Employee other than an Employee described in subsection 9(a)(i)(1) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)In the case of a Non-statutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(b)Form of Consideration.  The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant as set forth in the Option Agreement.  Such consideration may consist entirely of:

(i)cash;

(ii)check;

(iii)promissory note;

(iv)other Shares having a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v)consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi)a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii)any combination of the foregoing methods of payment; or

(viii)such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

Notwithstanding the form of consideration determined by the Administrator at the time of grant, the Administrator shall have the authority, in its sole and absolute discretion, to accept other forms of consideration as the method of payment.

10.Exercise of Option.

(a)Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.  Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence.  An Option may not be exercised for a fraction of a Share.  An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised.  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan.  Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse or in the name of a family trust of which the Optionee is a trustee.  Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised; provided that if the Company shall be advised by counsel that certain requirements under the federal, state or foreign securities laws must be met before Shares may be issued under this Plan, the Company shall notify all persons who have been issued Options, and the Company shall have no liability for failure to issue Shares under any exercise of Options because of delay while such requirements are being met or the inability of the Company to comply with such requirements.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in section 17 of the Plan.  Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)Termination of Relationship as a Service Provider.  If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).  In the absence of a specified time in the Option

Agreement, the Option shall remain exercisable for three months following the Optionee’s termination.  If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)Disability of Optionee.  If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement).  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for 12 months following the Optionee’s termination.  If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan.  If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)Death of Optionee.  If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement), by the executor or administrator of the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death.  In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for 12 months following the Optionee’s termination.  If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan.  If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

11.Stock Purchase Rights.

(a)Rights to Purchase.  Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan.  After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid, the time within which the offeree must accept such offer and restrictions based on achievement of performance objectives.  The offer shall be accepted by execution of a Restricted Stock Purchase Agreement in the form determined by the Administrator. Except as provided in the related Restricted Stock Purchase Agreement in connection with a purchaser’s death, disability, retirement, involuntary termination of employment or service without cause, or termination of employment or service for good reason: (i) no condition on vesting of Stock Purchase Rights that is based upon the achievement of performance objectives for purposes of qualification under Section 162(m) of the Code shall be based on performance over a period of less than one year; and (ii) no condition on vesting of Stock Purchase Rights that is based solely upon continued employment or service shall provide for vesting in full of the Stock Purchase Rights more quickly than three years from the date of grant (which vesting period may lapse at such times or in such manner as specified in the Restricted Stock Purchase Agreement).

(b)Repurchase Option.  Unless the Administrator determines otherwise, the Restricted Stock Purchase Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with the Company for any reason (including death or Disability).  The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be the original price paid by the purchaser plus interest at the rate of 10% per year from the date of the original purchase and may be paid by cancellation of any indebtedness of the purchaser to the Company.  The repurchase option shall lapse at a rate determined by the Administrator.

(c)Other Provisions.  The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d)Rights as a Stockholder.  Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in section 17 of the Plan.

12.Compliance with Section 409A.  Awards granted under the Plan shall be designed and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Code.  To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A of the Code, the Option Agreement, Restricted Stock Purchase Agreement or other award agreement shall incorporate the terms and conditions necessary to avoid the imposition of an additional tax under Section 409A of the Code upon an Optionee, purchaser or other participant.  Notwithstanding any other provision of the Plan or any Option Agreement, Restricted Stock Purchase Agreement or other award agreement (unless the agreement provides otherwise with specific reference to this section): (a) an award shall not be granted, deferred, accelerated, extended, paid out, settled, substituted, or modified under the Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon an Optionee, purchaser or other participant; and (b) if an award is subject to Section 409A of the Code, and if the Optionee, purchaser or other participant holding the award is a “specified employee” (as defined in Section 409A of the Code, with such classification to be determined in accordance with the methodology established by the Company), then, to the extent required to avoid the imposition of an additional tax under Section 409A of the Code upon an Optionee, purchaser or other participant, no distribution or payment of any amount shall be made before the date that is six months following the date of such person’s “separation from service” (as defined in Section 409A of the Code) or, if earlier, the date of the person’s death.  Although the Company intends to administer the Plan so that awards will be exempt from, or will comply with, the requirements of Section 409A of the Code, the Company does not warrant that any award under the Plan will qualify for favorable tax treatment under Section 409A of the Code or any other provision of federal, state, local, or non-United States law.  The Company shall not be liable to any Optionee, purchaser or other participant for any tax, interest, or penalties the person might owe as a result of the grant, holding, vesting, exercise, or payment of any award under the Plan.

13.Compliance with Section 162(m).

(a)In General.  Notwithstanding anything in the Plan to the contrary, Stock Purchase Rights may be granted in a manner that is intended to qualify the award for the performance-based exception under Section 162(m) of the Code.  As determined by the Administrator in its sole discretion, the grant, vesting, exercisability, and/or settlement of any Stock Purchase Right intended to qualify the award for the performance-based exception shall be conditioned on the attainment of one or more performance objectives during a performance period established by the Administrator.  Any such award must meet the requirements of this section 13.

(b)Performance Objectives.  A performance objective may relate to the performance of the Company or one or more of its Subsidiaries, divisions, departments, units, functions, partnerships, joint ventures or minority investments, lines of activity, geographic areas or the performance of the individual purchaser, and may include performance objectives, or combinations of one or more performance objectives, set forth below in this subsection 13(b).  Performance objectives may be made relative to the Company’s own history or relative to the performance of a group of comparable companies or published or special index that the Administrator, in its sole discretion, deems appropriate, or the Company may select performance objectives as compared to various stock market indices.  Performance objectives may be based on specified levels of, or growth in, one or more of the following criteria, which may be calculated either absolutely or on a per-share basis: revenues; revenue growth over a specified period; earnings from operations; operating income; earnings before or after interest and taxes; operating income before or after interest and taxes; net income; cash flow; earnings per share; return on total capital; return on invested capital; return on equity; return on assets; total return to stockholders; earnings before or after interest, taxes, depreciation, amortization, or extraordinary or special items; earnings before or after interest, taxes, depreciation, depletion, amortization, exploration, or extraordinary or special items; operating income before or after interest, taxes, depreciation, depletion, amortization, or extraordinary or special items; return on investment; net asset values; free cash flow; cash flow return on investment (discounted or otherwise); net cash provided by operations; cash flow in excess of cost of capital; operating margin; profit margin; contribution margin; and stock price and/or strategic business criteria consisting of one or more objectives based on meeting specified product development, strategic partnering, research and development milestones, market penetration, geographic business expansion goals, cost targets, customer satisfaction, management of employment practices and Employee benefits, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of Subsidiaries, affiliates, and joint ventures.

(c)Establishment of Performance Goals.  The Administrator shall establish for all Stock Purchase Rights intended to qualify for the performance-based exception: (i) the applicable performance objectives and performance period; and (ii) the formula for computing the payout.  Such terms and conditions shall be established in writing while the outcome of the applicable performance period is substantially uncertain, but in no event later than the earlier of: (x) 90 days after the beginning of the applicable performance period; or (xi) the expiration of 25% of the applicable performance period.

(d)Certification of Performance.  Respecting any Stock Purchase Right intended to qualify for the performance-based exception, the Administrator shall certify in writing whether the applicable performance objectives and other material terms imposed on such award have been satisfied, and if they have, ascertain the amount of the payout or vesting of the award.  Notwithstanding any other provision of the Plan, payment or vesting of any such award shall not be made until the Administrator certifies in writing that the applicable performance objectives and any other material terms of such award were in fact satisfied in a manner conforming to applicable regulations under Section 162(m) of the Code.

(e)Negative Discretion.  The Administrator shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance objectives for any award intended to qualify for the performance-based exception.

14.Withholding.  If the grant or exercise of an Option or a Stock Purchase Right pursuant to this Plan, or any other event in connection with any such grant or exercise, creates an obligation to withhold income and employment taxes pursuant to the Applicable Laws, such obligation may, at the sole and absolute discretion of the Administrator at the time of the grant of the Option or Stock Purchase Right and to the extent permitted by the terms of the Option or Stock Purchase Right and the then-governing provisions of the Code and the Exchange Act, be satisfied (a) by the holder of the Option or Stock Purchase Right delivering to the Company an amount of cash equal to such withholding obligation; (b) by the Company withholding from any compensation or other amount owing to the holder of the Option or Stock Purchase Right the amount (in cash, stock or other property as the Company may determine) of the withholding obligation; (c) by the Company withholding Shares of stock subject to the Option or Stock Purchase Right with a Fair Market Value equal to such obligation; or (d) by the holder of the Option or Stock Purchase Right either delivering Shares of stock or canceling Options or other rights to acquire stock from the Company with a Fair Market Value equal to such requirements.  In all events, delivery of Shares of stock issuable on exercise of the Option or on grant of the Stock Purchase Right shall be conditioned upon and subject to the satisfaction or making provision for the satisfaction of the withholding obligation of the Company resulting from the grant or exercise of the Option, grant of the Stock Purchase Right, or any other event in accordance with the foregoing.  The Company shall be further authorized to take such other action as may be necessary, in the opinion of the Company, to satisfy all obligations for the payment of such taxes.

15.Non-transferability of Options and Stock Purchase Rights.

(a)An Option or Stock Purchase Right may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee, all save and except only (i) an Optionee’s family member who has acquired the Option or Stock Purchase Right through a gift or a transfer for value pursuant to a domestic relations order in settlement of marital property rights or a transfer to an entity in which more that 50% of the voting interests owned by an Optionee’s family members or the Optionee in exchange for an interest in that entity, all as more particularly provided in the general instructions to Form S-8 or any successor form under the Securities Act of 1933; or (ii) unless determined otherwise by the Administrator, in which case such Option or Stock Purchase Right shall contain such additional terms and conditions as the Administrator deems appropriate.

(b)An Incentive Stock Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.  An Incentive Stock Option can only be exercised by Optionee.  In the event of the death of Optionee while an eligible employee of the Company or within three months after termination thereof, this Option can be exercised by the executor or personal representative of the estate of Optionee or such other person who has acquired this Option as a bequest or by inheritance from Optionee.

16.Grants to Directors and Officers.  To the extent the Company has a class of securities registered under Section 12 of the Exchange Act, Options or Stock Purchase Rights granted under the Plan to Directors and Officers (as used in Rule 16b-3 promulgated under the Exchange Act or any amendment or successor rule of like tenor) intended to qualify for the exemption from Section 16(b) of the Exchange Act provided in Rule 16b-3 shall, in addition to being subject to the other restrictions and limitations set forth in this Plan, be made as follows:

(a)Requirements for Grant to Officer or Director.  A transaction whereby there is a grant of an Option or Stock Purchase Right pursuant to this Plan to an Officer and Director must satisfy one of the following:

(i)The transaction must be approved by the Board or duly authorized Committee composed solely of two or more Outside Directors of the Company.

(ii)The transaction must be approved or ratified, in compliance with Section 14 of the Exchange Act, by either:  (1) the affirmative vote of the holders of a majority of the securities of the Company present or represented and entitled to vote at a meeting of the stockholders of the Company held in accordance with the Applicable Laws of the state of incorporation of the Company; or (2) if allowed by applicable state law, the written consent of the holders of a majority, or such greater percentage as may be required by Applicable Laws of the state of incorporation of the Company, of the securities of the Company entitled to vote.  If the transaction is ratified by the stockholders, such ratification must occur no later than the date of the next annual meeting of stockholders.

(iii)The stock acquired must be held by the Officer or Director for a period of six months subsequent to the date of the grant; provided that if the transaction involves a derivative security (as defined in Section 16 of the Exchange Act), this condition shall be satisfied if at least six months elapse from the date of acquisition of the derivative security to the date of disposition of the derivative security (other than on exercise or conversion) or its underlying equity security.

(b)Approval Required for Disposition of Securities.  Any transaction involving the disposition by the Company of its securities in connection with Options or Stock Purchase Rights granted pursuant to this Plan shall:

(i)be approved by the Board or duly authorized Committee composed solely of two or more Outside Directors; or

(ii)be approved or ratified, in compliance with Section 14 of the Exchange Act, by either:  (1) the affirmative vote of the holders of a majority of the securities of the Company present or represented and entitled to vote at a meeting duly held in accordance with the Applicable Laws of the state of incorporation of the Company; or (2) if allowed by applicable state law, the written consent of the holders of a majority, or such greater percentage as may be required by Applicable Laws of the state of incorporation of the Company, of the securities of the Company entitled to vote; provided that such ratification occurs no later than the date of the next annual meeting of stockholders.

All of the foregoing restrictions and limitations are based on the governing provisions of the Exchange Act and the rules and regulations promulgated thereunder as of the date of adoption of this Plan.  If, at any time, the governing provisions are amended to permit an Option or Stock Purchase Right to be granted or exercised pursuant to Rule 16b-3 or any amendment or successor rule of like tenor without one or more of the foregoing restrictions or limitations, or the terms of such restrictions or limitations are modified, the Administrator may award Options or Stock Purchase Rights to Directors and Officers and may modify outstanding Options or Stock Purchase Rights in accordance with such changes, all to the extent that such action by the Administrator does not disqualify the Options or Stock Purchase Rights from exemption under the provisions of Rule 16b-3 or any amendment or successor rule of similar tenor.

17.Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of Shares of Common Stock covered by each outstanding Option and Stock Purchase Right, the number of Shares of Common Stock that have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, the number of Shares that may be added annually to the Shares reserved under the Plan by the Board (pursuant to section 3), as well as the price per Share of Common Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company and repurchases by the Company of its own shares shall not be deemed to have been effected without receipt of consideration within the meaning of the preceding clause.  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of Shares of stock of any class, or securities convertible into Shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares of Common Stock subject to an Option or Stock Purchase Right.

(b)Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction.  The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until 10 days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable.  In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated.  To the extent it has not been previously exercised, an Option or Stock Purchase Right will terminate immediately prior to the consummation of such proposed action.

(c)Merger or Asset Sale.  In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Stock Purchase Right shall be assumed or an equivalent Option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  With respect to Options granted to an Outside Director pursuant to section 16 that are assumed or substituted for, if following such assumption or substitution the Optionee’s status as a Director or a director of the successor corporation, as applicable, is terminated other than upon a voluntary resignation by the Optionee, then the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable.

In the event that the successor corporation refuses to assume or substitute for the Option or Stock Purchase Right, the Optionee shall fully vest in and have the right to exercise the Option or Stock

Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable.  If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of 15 days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period.

For the purposes of this subsection, the Option or Stock Purchase Right shall be considered assumed if, following the merger or sale of assets, the Option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right immediately prior to the merger or sale of assets, the consideration (whether stock, cash or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right, to be solely common stock of the successor corporation or its Parent equal in Fair Market Value to the per Share consideration received by holders of Common Stock in the merger or sale of assets.

18.Date of Grant.  The date of grant of an Option or Stock Purchase Right shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Stock Purchase Right, or such other later date as is determined by the Administrator.  Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

19.Amendment and Termination of the Plan.

(a)Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b)Stockholder Approval.  The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. In addition, the provisions of subsection 19(c) shall not be amended unless the amendment is approved by the Company’s stockholders.

(c)Prohibition on Repricing.  Except for adjustments made pursuant to section 17, the Board or the Administrator will not, without the further approval of the Company’s stockholders, authorize the amendment of any outstanding Option to reduce the exercise price.  No Option will be cancelled and replaced with an award having a lower exercise price or for cash without further approval of the Company’s stockholders, except as provided in section 17.  This subsection 19(c) is intended to prohibit the repricing of “underwater” Options without stockholder approval and will not be construed to prohibit the adjustments provided for in section 17.

(d)Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.  Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination. Unless otherwise determined by the Administrator, any such amendment, alteration, suspension or termination that is made respecting an award that is intended to qualify for the performance-based exception shall be made at such times and in such manner as will not cause such awards to fail to qualify under the performance-based exception.  Additionally, the Administrator shall not make any adjustment pursuant to this section 19 that would cause an award that is otherwise exempt from Section 409A of the Code to become subject to Section 409A or that would cause an award that is subject to Section 409A of the Code to fail to satisfy the requirements of Section 409A.

20.Conditions upon Issuance of Shares.

(a)Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)Investment Representations.  As a condition to the exercise of an Option or Stock Purchase Right, the Company may require the person exercising such Option or Stock Purchase Right to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21.Inability To Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

23.Stockholder Approval.  The Plan shall be subject to approval by the stockholders of the Company within 12 months after the date the Plan is adopted.  Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

SECRETARY’S CERTIFICATE

The undersigned, the duly constituted and elected secretary of Utah Medical Products, Inc., hereby certifies that pursuant a majority written consent of stockholders effective May 5, 2023, in accordance with the requirements of law and the Company’s articles of incorporation and bylaws, the foregoing Utah Medical Products, Inc. 2023 Employees’ and Directors’ Incentive Plan was approved by the affirmative vote of the holders of a majority of the Shares of Common Stock.

DATED this 5th day of May, 2023.

Kevin L. Cornwell, Secretary